SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

January 22, 2015

Date of report (Date of earliest event reported)

VRDT CORPORATION

(Exact name of registrant as specified in its Charter)

Delaware

(State or other jurisdiction of incorporation or organization)

000-52677	45-2405975
(Commission File Number)	(IRS EIN)

12223 Highland Avenue, Suite 106-542, Rancho Cucamonga, California 91739

(Address of principal executive offices)

(909) 786-1981

(Registrant’s telephone number)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  SECTION 8 — OTHER EVENTS

Item 8.01	Other Events.

Windstrip Acquisition Agreement and Adjustment

As previously reported in Registrant’s Current Report dated June 6, 2013 and filed on June 11, 2013 (the “Prior WS Report”), on June 6, 2013, Registrant entered into an Acquisition Agreement (the “WS Agreement”) with Vertico Holdings LLC., a Minnesota limited liability company (the “WS Seller Representative”), Trade Idea Holdings Ltd., a Hong Kong limited company, St. Peter Investments LLC, a Minnesota limited liability company, PluTay LLC., a Minnesota limited liability company, Trade Delta Holdings Ltd., a Hong Kong limited company, Ilari Kokko, and Best Partners Hong Kong Investment Ltd., a Hong Kong limited company (collectively, the “Selling Shareholders”), pursuant to which Registrant agreed to acquire from the Selling Shareholders all of the outstanding equity interests in Windstrip Hong Kong Limited, a Hong Kong limited company (“WSHK”), which is the sole owner of Windstrip LLC, a Delaware limited liability company and Windstrip OY, a Finnish corporation, in exchange for an aggregate total of 15,625,000 shares of Registrant’s common stock. A copy of the WS Agreement was filed as Exhibit 1.1 to the Prior WS Report and incorporated therein by reference.

The WS Agreement provided for certain adjustments to the terms of the acquisition based on certain litigation that was at the time pending and involving Registrant’s acquisition of a controlling interest in Lithium Technology Corporation, a Delaware corporation (“LTC”), and the expected impact of the anticipated resolution on the financing prospects for Windstrip and enhancing the value of Registrant’s investment therein. This LTC litigation is discussed further below.

As a result of the continuation of the litigation encountered by LTC and its partial resolution as described below which had impaired Registrant’s ability to raise financing for WSHK, in October 2014, the WS Seller Representative and the Selling Stockholders exercised their right under the WS Agreement to adjust the respective holdings of Registrant of Windstrip and of the Selling Stockholders in Registrant. As a result of the adjustment, Registrant received back from the Selling Stockholders 14,062,500 shares of Registrant’s common stock and Registrant’s holding in WSHK was adjusted to 9.0%. As a result of the adjustment, Registrant expects that WSHK will be able to raise needed financing directly, providing the potential for an increase in the future value of Registrant’s stake in WSHK.

The LTC Commercial Litigation

As previously reported in Registrant’s Current Report dated December 14, 2012 and filed on December 14, 2012 (the “2012 AHC Report”), on December 14, 2012, Registrant entered into a Share Exchange Agreement (the “SEA”) with Arch Hill Capital NV (“AHC”), whereby Registrant agreed to acquire all of the share interest held by AHC and certain of its affiliates (the “AHC Parties”) in Lithium Technology Corporation (“LTC”) in exchange for common stock in Registrant.  Pursuant to the SEA, upon Closing, Registrant would acquire a 56.6% interest in LTC from the AHC Parties and the AHC Parties would obtain a 26.43% ownership interest in Registrant. A copy of the SEA was filed as Exhibit 1.1 to the 2012 AHC Report and was incorporated therein by reference.

As previously reported in Registrant’s joint filing on Schedule 13D relating to LTC filed July 18, 2013, following Registrant entering into the SEA relating to the proposed transfer and sale of the AHC Parties’ LTC shares (the “LTC Shares”) to Registrant (the “LTC Share Sale”) and without conceding that it was obligated to, the AHC Parties provided notice of the proposed LTC Share Sale to Cicco Holding A.G. (“Cicco”) in accordance with a Shareholders’ Agreement (the “Shareholders’ Agreement”) dated as of March 30, 2011 to which Cicco and the AHC Parties were parties and which contained a right of first refusal regarding certain transfers by the parties thereto of or relating to the LTC’s Common Stock. Thereafter, Cicco communicated with the AHC Parties regarding the proposed LTC Share Sale and related notice. Cicco contended that a communication it sent to the AHC Parties constituted the exercise the right of first refusal contained in the Shareholders’ Agreement with respect to the proposed LTC Share Sale.

Subsequently, on January 4, 2013, Cicco filed a complaint in New York Supreme Court (Commercial Division) to commence an action captioned Cicco Holding A.G. v. Arch Hill Capital N.V. et. al. (Index No. 650032/2013) (the “NY State Litigation”) against the AHC Parties (but not Registrant) seeking, among other things, to enjoin the proposed LTC Share Sale. The complaint in the NY State Litigation was principally based upon the right of first refusal in the Shareholders’ Agreement with respect to the proposed LTC Share Sale. Cicco subsequently amended the complaint to add Frazer-Nash Research Ltd. as a plaintiff.

Concurrently with the filing of the complaint commencing the NY State Litigation, on January 4, 2013, the New York Supreme Court issued an Order to Show Cause why an order granting a preliminary injunction should not be made pursuant to N.Y. Civil Practice Law and Rules §§ 6301 and 6311 enjoining the proposed LTC Share Sale and ordering, pursuant to N.Y. CPLR § 6313, that the Arch Hill Parties were temporarily enjoined from such transfer and sale. Subsequently, plaintiffs and the Arch Hill Parties entered into a Stipulation and Order (entered on January 28, 2013) modifying the temporary restraining order, leaving the Shareholders’ Agreement in place and extending the period during which the AHC Parties would not close on the proposed LTC Share Sale pending the hearing on the temporary restraining order (scheduled for February 19, 2013) or, if the hearing was adjourned, March 1, 2013.

As a result of the SEA and Cicco’s communication, which it contended had constituted the exercise and enforcement of its right of first refusal in the Shareholders’ Agreement relating to the proposed LTC Share Sale, the AHC Parties determined that they would be obligated to dispose of the LTC Shares to either Registrant (under the Share Exchange Agreement) or Cicco (under the right of first refusal), pending a determination by the New York Supreme Court. Similarly, Registrant determined that if the AHC Parties were going to be required to sell the LTC Shares to Cicco, Registrant would not benefit from the proposed transaction unless Registrant were to acquire AHC and thereby acquire any consideration AHC would receive on account of Cicco’s exercise of the right of first refusal.

On February 5, 2013, without further hearing, The Honorable Judge Melvin L. Schweitzer of the New York Supreme Court issued an Order and Decision (entered February 8, 2013) denying the issuance of a preliminary injunction restraining the proposed LTC Share Sale. Following the issuance of the Decision and Order, on February 11, 2013, the AHC Parties submitted to LTC’s transfer agent the transfer documentation to transfer the LTC Shares to Registrant. However, despite the Court’s Decision and Order, because of certain language in the Stipulation, the AHC Parties requested that completion of the final documentation for completion of the LTC Share Sale be held until after March 1, 2013. Registrant subsequently assigned its rights to the LTC Shares to Registrant’s subsidiary VRDT Energy Storage LLC.

Effective March 4, 2013, Registrant completed the previously announced LTC Share Sale, acquiring from the AHC Parties the 1,452,341,750 LTC Shares. The LTC Shares represented an approximate 56.6% interest in LTC.

As previously reported in Registrant’s Current Report dated January 28, 2013 and filed on April 1, 2013 (the “2013 AH Report”), on January 28, 2013, Registrant and Stichting Beheer Arch Hill I and Stichting Beheer Arch Hill II (the “SBV Parties”) also entered into an Acquisition Agreement (the “SB AA”). In this transaction, Registrant agreed to acquire and on January 28, 2013 acquired AHC from the SBV Parties. The disposition of AHC’s assets were subject to the resolution of the New York Supreme Court’s determination as to the pending LTC Share Sale. A key purpose of Registrant in entering into the SB AA was to ensure that, upon final resolution of the NY State Litigation, Registrant would receive either the LTC Shares or the proceeds of the exercise of the Cicco right of first refusal, if it were mandated by the court. Registrant subsequently assigned its rights to the AHC shares to Registrant’s subsidiary VRDT Energy Storage LLC.

Notwithstanding the completion of the LTC Share Sale, subsequent to the Court’s Decision and Order and the January 28, 2013 entry into the SB AA, on February 26, 2013, the Cicco plaintiffs filed a Second Amended Complaint seeking, among other things, a rescission of the SB AA and to enforce the Shareholders’ Agreement to permit Cicco to attempt to exercise the right of first refusal contained therein as to the SB AA transaction. As a result, despite the February 5, 2013 Decision and Order and the completed LTC Share Sale, the proceeding in the New York Supreme Court continued. Registrant’s subsidiary AHC was therefore required to continue to defend itself in the NY State Litigation.

Because on January 28, 2013 Registrant and the SBV Parties completed Registrant’s acquisition of AHC under the SB AA, AHC had become a wholly owned indirect subsidiary of Registrant. When thereafter, on March 1, 2013 Registrant and AHC completed the transfer of the LTC Shares, Registrant issued the VRDT shares called for in the SEA to Registrant’s own subsidiary. As a result, the shares of Registrant’s own common stock that were or are held by its wholly owned subsidiary were and are accounted for as treasury stock and, while so held, such shares are generally not entitled to vote on matters submitted to a vote of stockholders.

In addition to the NY State Litigation, on March 29, 2013, Cicco Holding AG and Frazer-Nash Research Ltd. commenced an action against LTC for unspecified damages in the United States District Court for the Southern District of new York, Case No. 13-cv-2103(AT) (the “NY Fed Litigation” and, together with the NY State Litigation, the “NY LTC Litigations”). All plaintiffs in the NY LTC Litigations are referred to herein as the “Frazer-Nash Parties.”

In the NY Fed Litigation, the Frazer-Nash Parties did not primarily seek to prevent or unwind Registrant’s acquisition of AHC and the LTC Shares, which was the focus of the NY State Litigation, but the Frazer-Nash Parties asserted substantial monetary claims against LTC arising from the various prior transactions between LTC, AHC and the Frazer-Nash Parties. The Frazer-Nash Parties asserted that such claims were in excess of $10 million. LTC contested the claims.

As with all litigation, and despite the New York Supreme Court’s Decision and Order in the NY State Litigation, including as it relates to the LTC Share Sale, there could be no certainty as to the final outcome of any of the LTC Litigations. The AHC Parties filed an answer to the Second Amended Complaint in the NY State Litigation, LTC filed an answer and counterclaims in the NY Fed Litigation, and LTC filed an answer in the DE LTC Litigation. The AHC Parties also asserted various counterclaims against the plaintiffs. The various parties proceeded to conduct discovery in the NY LTC Litigations.

Pursuant to the consummation of the LTC Share Sale, Registrant is the beneficial owner of the 1,452,341,750 LTC Shares, representing approximately 56.6% of LTC’s outstanding common stock. As disclosed in a subsequent Amended 13-D filing dated April 3, 2014 and filed April 4, 2014, Registrant thereafter acquired additional shares of LTC’s common stock from third parties introduced by the SBV Parties and AHC and currently is the beneficial owner of a total of 59.1% shares of LTC common stock.

The LTC Note Litigation

In addition to the NY LTC Litigations, in April 2013, certain holders of approximately €1,350,000 in principal amount of LTC’s debt commenced a legal action against LTC in the United States District Court for the District of Delaware captioned Virium et al. v. Lithium Technology Corporation (Case No. 1:13-cv-00500-LPS) (the “DE LTC Litigation” and, together with the NY LTC Litigations, the “LTC Litigations”). The debt at issue constituted part of the total of approximately €7,125,100 in principal amount of indebtedness held by holders of LTC’s Convertible Promissory Notes first issued in 2008 (the “Notes”). All of the Notes were secured by a security interest in all of LTC’s assets, but the Notes were not governed by a single indenture or similar agreement. Certain of the Notes held by the plaintiff holders (the “minority holders”) matured in 2011, and the holders of the balance of the Notes (the “majority holders”) entered into restructuring discussions with LTC. Since 2011, the prior and the current management of LTC has been in discussion with the majority holders and LTC had sought to negotiate with the minority holders regarding a consensual restructuring of LTC’s indebtedness (including the Notes).

In the DE LTC Litigation, the minority holders (representing approximately 19% of the principal amount of all Notes) sought confirmation of the debt evidenced by the Notes (which was not contested by LTC and was in as of July 2014 $3,329,137.04 in total (including attorneys’ fees) with respect to the minority holders) and confirmation of certain security interests in assets of LTC or its subsidiaries, part of which was contested by LTC. The action was resolved by confirming the uncontested indebtedness, ordering LTC to re-grant a limited security interest, covering a subset of the assets the minority holders had alleged were covered by the original security interest grant, and confirming (ordering) a commitment of LTC contained in the Notes not to grant any new security interests in the same collateral without the Note holders’ consent. LTC promptly complied with the order to re-grant a limited security interest and otherwise complied with its covenant not to grant additional security interests in the same collateral.

Following clarification of the scope of the security interest securing the Notes, LTC continued active discussions for a consensual restructuring with the holders of approximately 81% of the Notes, and has repeated its standing offer to the minority holders to join in the negotiations. The minority holders declined to enter into the negotiations, pending LTC’s acquiescence to demands LTC understood related primarily to the minority holders’ attempt to perfect their security interest in the principal security securing all of the Notes, LTC’s equity interest in its sole subsidiary, GAIA Holdings B.V. LTC was also notified by the majority holders regarding the majority holders’ security interest in the same collateral.

Resolution of the NY LTC Litigations; Inability to Settle the Open Issues Relating to the DE LTC Litigation – Leading to LTC’s Bankruptcy

While LTC and the Frazer-Nash Parties continued to progress the NY LTC Litigations, the parties entered into settlement negotiations to resolve the NY LTC Litigations. After extensive negotiations, which involved Registrant as owner of AHC and as majority owner of LTC, LTC and the Frazer-Nash Parties agreed to a settlement of the NY LTC Litigations. The principal terms of the settlement provided that the Frazer-Nash parties would release all claims, including the damage claims the Frazer-Nash Parties had asserted exceeded $10 million, in exchange for LTC’s Dilo Trading A.G. subsidiary granting to Frazer-Nash Research Ltd. a fully-paid license to Dilo’s battery technology solely for use in Frazer-Nash’s electric power train products.

Frazer-Nash’s primary business is focused on electric vehicles based on its proprietary electric power trains. Batteries for the electric power train market segment has not been a target area for LTC for Dilo’s technology, and it has not been commercially adopted or implemented in that market segment. Instead, in the automotive market space LTC has focused its technology and marketing efforts on the starter battery market segment. LTC hopes that the Frazer-Nash license and its exploitation of the technology in the electric power train market segment (without further investment required by LTC) may generate wider acceptance for implementations of LTC’s battery technology in that market segment, leading to possible follow-on licenses that would not otherwise be a primary focus of LTC.

Although LTC and Registrant were able to resolve the NY LTC Litigations with the Frazer-Nash Parties through a favorable commercial arrangement, LTC was not able to resolve matters with the minority holders in the DE LTC Action. LTC places primary responsibility for this inability on the minority holders’ complete and total unwillingness to conduct any form of settlement or commercial discussions, diametrically opposed to the attitude of both the majority holders and the Frazer-Nash Parties.

As a result, on December 5, 2014, LTC filed a voluntary petition for relief in the United States Bankruptcy Court for the Eastern District of Virginia, Alexandria Division seeking relief under the provisions of Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”). LTC has continued to operate its business as “debtor-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code. LTC’s Chapter 11 case has been assigned Case No. 14-14527.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 22, 2015	VRDT CORPORATION (Registrant)

	By:	/s/ Graham P. Norton-Standen
Graham P. Norton-Standen
Executive Chairman